Exhibit 10.4

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

RiceBran Technologies, a California corporation (the “Company”), and Continental Grain Company, a Delaware Corporation (the “Investor”), agree, effective as of March 7, 2019 (the “Effective Date”), as follows:

1.        Background and Purpose.

1.1      The Company and the Investor are parties to that certain Registration Rights Agreement dated September 13, 2017, which provided the Investor with certain registration rights with respect to shares of the Company’s common stock purchased by the Investor on September 13, 2017 (the “Investor Registration Rights Agreement”).

1.2     The Company and certain investors (including the Investor) are entering into a Securities Purchase Agreement dated as of the Effective Date (the “2019 Purchase Agreement”) whereby such investors (including the Investor) will be purchasing additional shares of the Company’s common stock (such shares purchased by the Investor, the “2019 Shares”).

1.3      In connection with entering into the 2019 Purchase Agreement, the Company and the investors (other than the Investor) are entering into a Registration Rights Agreement dated as of the Effective Date (the “New Investors Reg Rights Agreement”), which will provide such investors with certain registration rights with respect to shares of the Company’s common stock purchased by such investors pursuant to the 2019 Purchase Agreement.

1.4      The parties desire to amend the Investor Registration Rights Agreement as provided in this Amended to Registration Rights Agreement (“Amendment”).

2.        Amendment to Section 1.  Effective as of the Effective Date, the following definitions set forth in Section 1 of the Registration Rights Agreement are hereby amended and restated in their entirety as follows:

“Purchase Agreement” shall have the meaning set forth in the Preamble; provided, however, that, with respect to Registrable Securities that are 2019 Shares, “Purchase Agreement” means the 2019 Purchase Agreement.

“Required Effectiveness Date” means, (a) with respect to the Initial Registration Statement required to be filed hereunder, the 60th calendar day following the Required Filing Date (or the 90th calendar day after the Required Filing Date in the event that such Registration Statement is subject to a full review by the SEC), (b) with respect to the initial Registration Statement required to be filed hereunder with respect to the 2019 Shares, the 45th calendar day following the Required Filing Date (or the 75th calendar day after the Required Filing Date in the event that such Registration Statement is subject to a full review by the SEC) and (c) with respect to any additional Registration Statements which may be required pursuant to Section 2, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or the 120th calendar day following the date on which an additional Registration Statement is required to be filed hereunder in the event that such Registration Statement is subject to a full review by the SEC).

“Required Filing Date” means, (a) with respect to the Initial Registration Statement required hereunder, the 45th calendar day following the Closing Date under the Purchase Agreement, (b) with respect to the initial Registration Statement required to be filed hereunder with respect to the 2019 Shares, the 45th calendar day following the Closing Date under the Purchase Agreement and (c) with respect to any additional Registration Statements which may be required pursuant to Section 2, the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Registrable Securities” means, as of any date of determination, (a) the Common Stock issued to the Investor under the Purchase Agreement, (b) from and after March __, 2019, (i) the Common Stock issued to the Investor pursuant to that certain Securities Purchase Agreement, dated as of March __, 2019 (the “2019 Purchase Agreement”), to which the Company and Investor (among others) are parties and (ii) the Common Stock issuable to the Investor pursuant to Warrant(s) issued to the Investor pursuant to the 2019 Purchase Agreement ((i) and (ii), collectively, the “2019 Shares”) and (c) any securities issued as (or issuable upon the conversion or exercise of any right or other security which is issued as) a dividend or other distribution, stock split, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement or (y) such Registrable Securities have been previously sold pursuant to and in accordance with Rule 144.

3.       Initial Registration of 2019 Shares.  The parties hereto acknowledge and agree that, with respect to the 2019 Shares, (a) it is contemplated that the 2019 Shares be included on the initial registration statement to be filed by the Company pursuant to Section 2 of the New Investors Reg Rights Agreement (the “2019 Initial Registration Statement”) in satisfaction of the Company’s obligations to initially register the 2019 Shares pursuant to Section 2 of the Investor Registration Rights Agreement, and (b) the 2019 Shares included on the 2019 Initial Registration Statement shall be subject to the same cut back procedures contained in Section 2 of the New Investors Reg Rights Agreement as if the 2019 Shares were Registrable Securities and the Investor was a Holder, in each case, under the New Investors Reg Rights Agreement.

4.        Full Force and Effect.  As amended by this Amendment, the Registration Rights Agreement shall remain in full force and effect.

5.        Conflict.  If the terms of this Amendment conflict with the terms of any of the Registration Rights Agreement, the terms of this Amendment shall control.

6.        Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

RICEBRAN TECHNOLOGIES	CONTINENTAL GRAIN COMPANY

/s/ Brent Rystrom	/s/ Ari Gendason
Brent Rystrom, Chief Executive Officer	Ari Gendason, Senior VP – Corporate Investments